UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2022

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PSYCHEMEDICS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	1-13738	58-1701987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

289 Great Road

Acton, Massachusetts 01720

(Address of Principal Executive Offices) (Zip Code)

(978) 206-8220

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock. $0.005 par value	PMD	The NASDAQ Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2022, Psychemedics Corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with 3K Limited Partnership, Peter H. Kamin Revocable Trust Dated February 2003, and Peter H. Kamin Childrens Trust Dated March 1977 (collectively, the “Kamin Parties”).

Pursuant to the terms of the Cooperation Agreement, effective as of the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), the Company agreed to increase the size of the Company’s Board of Directors (the “Board”) from five to six directors and to promptly take all necessary actions to nominate Peter H. Kamin and Darius G. Nevin as candidates for election to the Board at the 2022 Annual Meeting, to serve until the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). Additionally, as described below under Item 5.02 of this Current Report on Form 8-K, Walter S. Tomenson, Jr. will retire as a director of the Company upon the conclusion of his current term ending at 2022 Annual Meeting.

The Company has agreed that, upon the election of Messrs. Kamin and Nevin to the Board, the Board would appoint Mr. Kamin to its Compensation Committee, Nominating Committee and Strategic Alternatives Committee, and Mr. Nevin to its Compensation Committee, Audit Committee and Strategic Alternatives Committee.

Pursuant to the Cooperation Agreement, the Kamin Parties shall be required, at the 2022 Annual Meeting, subject to certain customary exceptions, to vote all of their beneficially owned shares of the Company’s common stock (i) in favor of all directors nominated by the Board for election, (ii) in favor of the ratification of the appointment of BDO USA, LLP as the Company’s registered public accounting firm for the fiscal year ended December 31, 2022, (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal and (iv) in accordance with the Board’s recommendation with respect to any other Company proposal or stockholder proposal or nomination presented at the 2022 Annual Meeting. In addition, the Cooperation Agreement provides for certain customary standstill provisions that restrict the Kamin Parties from, among other things, engaging in any solicitation of proxies with respect to the voting securities of the Company or acquiring any securities of the Company that would result in the Kamin Parties having beneficial ownership of more than 14.99% of the Company’s common stock. The standstill provisions expire upon the earlier of (x) the date that is twenty business days prior to the deadline for the submission of stockholder nominations for the 2023 Annual Meeting pursuant to the Company’s Amended and Restated Bylaws or (y) the date that is one hundred days prior to the first anniversary of the 2022 Annual Meeting (the “Standstill Period”). The Cooperation Agreement will terminate at the end of the Standstill Period.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2022, Walter S. Tomenson, Jr., a director of the Board notified the Company that he will be retiring from the Board at the 2022 Annual Meeting. Mr. Tomenson’s retirement was not due to any disagreement with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, dated June 9, 2022, by and among the Company, 3K Limited Partnership, Peter H. Kamin Revocable Trust Dated February 2003, and Peter H. Kamin Childrens Trust Dated March 1977.
99.1	Press Release dated June 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION

Date: June 9, 2022	By:	/s/ Andrew Limbek
Andrew Limbek
Vice President, Controller